Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 212 839 5300 212 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT FOUNDED 1866	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC
June 15, 2006
HSBC Home Equity Loan Corporation I
HSBC Home Equity Loan Corporation II
2700 Sanders Road
Prospect Heights, Illinois 60070

Re:	HSBC Home Equity Loan Corporation I HSBC Home Equity Loan Corporation II Registration Statement on Form S-3 File No. 333-132348
Ladies and Gentlemen:
     We have acted as special tax counsel for HSBC Home Equity Loan Corporation I, a Delaware corporation (a “Depositor”), and HSBC Home Equity Loan Corporation II, a Delaware corporation (a “Depositor”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a “Series”) of asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes” and, together with the Certificates, the “Securities”). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”). As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate pooling and servicing agreement or trust agreement (each, an “Agreement”) by and among the applicable Depositor, a trustee (the “Trustee”) and, where appropriate, a master servicer (the “Master Servicer”), each to be identified in the prospectus supplement for such Series of Certificates. As also set forth in the Registration Statement, each Series of Notes will be issued under an indenture (each, an “Indenture”) between an owner trustee acting in behalf of an owner trust (the “Owner Trustee”) and an indenture trustee (the “Indenture Trustee”), each to be identified in the prospectus supplement for the related Series of Notes.
     We have examined the prospectuses contained in the Registration Statement (each, a “Prospectus”) and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.
     In arriving at the opinion expressed below, we have assumed that (i) each Agreement will be duly authorized by all necessary corporate action on the part of the applicable Depositor, the Trustee, the Master Servicer (where applicable) and any other party thereto for such Series of

JUNE 15, 2006 PAGE 2	NEW YORK
Certificates and will be duly executed and delivered by the applicable Depositor, the Trustee, the Master Servicer (where applicable) and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that such Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that such Series of Certificates will be sold as described in the Registration Statement; and (ii) each Indenture will be duly authorized by all necessary corporate action on the part of the Owner Trustee, the Indenture Trustee and any other party thereto for the related Series of Notes and will be duly executed and delivered by the Owner Trustee, the Indenture Trustee and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that such Series of Notes will be duly executed and delivered in substantially the forms set forth in the related Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that such Series of Notes will be sold as described in the Registration Statement.
     As special tax counsel to the Depositors, we have advised the Depositors with respect to the material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement or Indenture, as applicable. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading “Material Federal Income Tax Consequences” in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt each of our opinions stated under the heading “Material Federal Income Tax Consequences” in each Prospectus forming a part of the Registration Statement.
     This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Material Federal Income Tax Consequences” in each Prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

JUNE 15, 2006 PAGE 3	NEW YORK
     This letter is solely for the benefit of the Depositors and investors in the Securities in connection with the transactions described in the first paragraph above and may not be relied upon by, nor may copies be delivered to, any other person, nor may this letter be relied upon by either Depositor or investors in the Securities for any other purpose, without our prior written consent.
Very truly yours,
/s/ Sidley Austin LLP

3